EXHIBIT 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

PIJNENBURG SECUREALINK, INC.

REPORT OF INDEPENDENT AUDITORS

The Shareholders of Pijnenburg Securealink, Inc.:

We have audited the accompanying consolidated balance sheet of Pijnenburg Securealink, Inc. as of December 31, 2001, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pijnenburg Securealink, Inc. at December 31, 2001, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young Accountants

Amsterdam, The Netherlands

January 31, 2002

Pijnenburg Securealink, Inc.

CONSOLIDATED BALANCE SHEET

As of December 31, 2001

(amounts in euros, except share data)

Assets
Current assets:
Cash and cash equivalents	€422,283
Trade accounts receivable, net of allowance for doubtful accounts of €63,400	391,096
Receivable from related parties	924,572
Inventory	368,236
Prepaid expenses	114,491
Other current assets	200,538
Total current assets	2,421,216

Software licenses, net of accumulated amortization of €341,755 at December 31, 2001	521,629
Equipment, net	366,755
Total assets	€3,309,600

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Short-term borrowings	€1,675,366
Accounts payable	698,895
Accrued compensation and related benefits	294,739
Accrued inventory purchase commitments	390,000
Notes payable to related parties	938,360
Other current liabilities	466,307
Total current liabilities	4,463,667
Commitments

Shareholders’ equity (deficit):
Common stock, €0.00001 par value; 40,000,000 shares authorized; 15,620,550 shares issued and outstanding	156
Additional paid-in capital	1,966,025
Foreign currency translation adjustments	32,410
Accumulated deficit	(3,152,658)
Total shareholders’ equity (deficit)	(1,154,067)

Total liabilities and shareholders’ equity (deficit)	€3,309,600

The accompanying notes are an integral part of these consolidated financial statements.

Pijnenburg Securealink, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2001

(amounts in euro)

Revenue:
Revenue — third parties	€7,132,782
Revenue — related parties	544,535
7,677,317

Cost of revenue:	5,478,583
2,198,734
Costs and expenses:
Selling, general and administrative	2,899,068
Research and development	2,226,842

Total costs and expenses	5,125,910

Loss from operations	(2,927,176)

Interest income	13,970
Interest expense	(272,477)
Income tax benefit	23,000
Foreign currency gain	137,762

Net loss	€(3,024,921)

The accompanying notes are an integral part of these consolidated financial statements.

Pijnenburg Securealink, Inc.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

(amounts in euros, except share data)

				Foreign
				currency		Total
	Common Stock		Additional	translation	Accumulated	shareholders’
	Shares	Amount	paid-in capital	adjustment	deficit	equity (deficit)
Balance at January 1, 2001	15,620,550	€156	€1,966,025	€11,040	€(127,737)	€1,849,484
Net loss	—	—	—	—	(3,024,921)	(3,024,921)
Foreign currency translation adjustments	—	—	—	21,370	—	21,370
Total comprehensive loss	—	—	—	—	—	(3,003,551)
Balance at December 31, 2001	15,620,550	156	1,966,025	32,410	(3,152,658)	(1,154,067)

The accompanying notes are an integral part of these consolidated financial statements.

Pijnenburg Securealink, Inc.

STATEMENT OF CONSOLIDATED CASH FLOWS

Year ended December 31, 2001

(amounts in euro, except share data)

Operating activities
Net loss	€(3,024,921)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	514,481
Change in operating assets and liabilities
Trade accounts receivable	1,537,226
Receivable from related parties	(100,917)
Inventory	398,377
Prepaid expenses	(56,806)
Other current assets	180,761
Accounts payable	49,928
Accrued compensation and related benefits	129,934
Accrued inventory purchase commitments	390,000
Deferred revenue from related party	(68,067)
Other current liabilities	(13,353)
Net cash used in operating activities	(63,357)

Cash flow from investing activities
Purchase of software licenses	(863,384)
Purchase of equipment	(181,776)
Net cash used in investing activities	(1,045,160)

Cash flow from financing activities
Proceeds from issuance of notes payable to related parties	404,789
Net proceeds from short term borrowings	839,116
Net cash provided by financing activities	1,243,905

Effect of foreign currency on cash and cash equivalents	22,507

Net increase in cash and cash equivalents	157,895

Cash and cash equivalents at beginning of period	264,388
Cash and cash equivalent at end of period	€422,283

The accompanying notes are an integral part of these consolidated financial statements.

Note 1.  Organization and Business

Pijnenburg Securealink, Inc. (the “Company”) is a 95% owned subsidiary of Pijnenberg N.V. (the “Parent”), a privately held company.   As more fully described in Note 13, on January 2, 2002, SafeNet, Inc. (“SafeNet”),  acquired all of the issued share capital of Pijnenburg Securealink, Inc.  The Company provides secure, high-performance integrated circuits and cryptographic solutions for financial, e-commerce, virtual private security and mobile applications.  The Company operates in one business segment and operates principally in The Netherlands through its wholly owned subsidiary Pijnenburg Securealink B.V.  The Company also operates in the United States through its subsidiary Pijnenburg Securealink USA, Inc.

The Company was incorporated in June 2000.  Prior to its incorporation, the Company operated as a division of Pijnenburg Custom Chips (“PCC”), a wholly owned subsidiary of the Parent.  In June 2000, pursuant to a contribution agreement (the “Agreement”) between PCC and the Company, PCC contributed certain assets and transferred certain liabilities to the Company.  The assets and liabilities were transferred to the Company at book value.

Note 2.  Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries in The Netherlands and the United States.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Certain costs have been allocated to the Company from its Parent using the proportional cost allocation method primarily based on the number of personnel employed by the Company.  Management believes the allocations to be reasonable, and that such expenses would not differ materially had the Company operated on a stand-alone basis.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

Note 3.  Summary of Significant Accounting Policies

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

The Company utilizes two manufacturers to fabricate its products.  While the Company believes that alternative suppliers are available, a manufacturing disruption would impact the production of the Company’s products for a period of time, and the time required to locate and qualify other suppliers could cause a delay in manufacturing that may be financially disruptive to the Company.

Revenue Recognition

The Company recognizes revenue when there is evidence of a sales agreement, the delivery of products has occurred, and collectibility is reasonably assured.

Research and Development Expenses

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company’s Parent provides certain stock-based incentive awards to the Company’s employees which are accounted for by the Company in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”  The Company values stock options issued based upon an option pricing model and recognizes this value as an expense over the period in which the options vest.

Income Taxes

The Company accounts for temporary differences between the financial and tax bases of assets and liabilities using currently enacted tax rates in effect for the year in which the differences are expected to reverse.  A valuation allowance is established for deferred tax assets for which realization is not likely.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, which are convertible to a known amount of cash and bear an insignificant risk of change in value, to be cash equivalents.

Inventory

Inventories are stated at the lower of cost (first-in, first-out method) or market.  All inventories consist of finished goods acquired from third-party vendors.  The Company recorded an excess inventory charge and a loss on inventory purchase commitments of €677,172 and €390,000, respectively, classified as cost of revenues.

Long-Lived Assets

Equipment and a software license are recorded at cost.  Equipment is depreciated using the straight-line method over three years.  The software license is amortized over two years, the term of the contract.

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the Company’s estimate of undiscounted cash flows over the assets remaining estimated useful life is less that the carrying value of the assets.  Measurement of the amount of impairment is based on estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

Financial Instruments

The Company’s financial instruments include primarily cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued compensation, other current liabilities and notes payable.  The carrying amounts of these assets and liabilities approximate their fair value.

Concentration of  Credit Risk

The Company extends credit based on an evaluation of the customer’s financial condition and does not require collateral.  The Company monitors it exposure related to credit losses and maintains allowances for anticipated losses.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.  SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations initiated after June 30, 2001.  SFAS 142 requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required.  SFAS 142 is effective for fiscal years beginning after December 15, 2001.  Management does not anticipate that the adoption of SFAS 142 will have effect on the net loss or financial position of the Company.  The adoption of SFAS 141 did not have a material effect on the Company’s operating results or financial condition.

In October 2001, the Financial Accounting Standards Board issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for year-ends beginning after December 15, 2001.  SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and provides guidance on applying general accepted accounting principles to asset impairment in the financial statements.  The Company will adopt SFAS 144 beginning on January 1, 2002 and does not believe adoption of the statement will have a material impact on the financial statements.

Note 4. Equipment

Equipment consist of the following:

Furniture	€358,804
Computer equipment	207,093
565,897
Less accumulated depreciation	(199,142)
Net equipment	€366,755

Note 5. Short-term borrowings

At December 31, 2001, the Company had outstanding borrowings of  €1,675,366 through a line of credit with a financial institution made available by the Parent.  The  borrowings bear interest at a rate of 6.75% per annum.  The line of credit is  collateralized by accounts receivable and inventory.  The borrowings are due on demand and the Company is jointly liable with the Parent for all amounts drawn under the line of credit.

During the year ended December 31, 2001, the Company paid interest of €194,711.

Note 6. Shareholders’ Equity (Deficit)

Stock Split

On January 3, 2001, the Company effected a ten-for-one stock split of its shares.  All shares in the accompanying financial statements have been retroactively adjusted to reflect the stock split.

Stock-Based Compensation

Options to purchase shares in the Parent were granted by the Parent to the Company’s employees.  The Parent may grant stock options to eligible employees and directors.  Option awards vest after a period of three years and expire four years from the date of grant.  Upon termination of employment, employees are required to sell all outstanding options to the Parent at a price determined by a formula based upon a multiple of the Parent’s prior year earnings.  Generally, options granted under the stock option plan are granted at exercise prices equal to the fair value of the Company’s stock at the date of grant.  In 2001, no options to purchase shares in the Parent were granted, exercised, or cancelled.

The following table summarizes information about stock options outstanding to purchase shares in the Parent granted by the Parent to the Company’s employees at December 31, 2001:

Exercise price	Outstanding options at December 31, 2001	Weighted average remaining contractual life (years)	Exercisable options
€1.34	18,908	0.64	18,908
€2.34	29,017	1.77	—
€4.10	32,529	1.91	—
Total	80,454	1.56	18,908

In addition to the options outstanding noted above, the Company granted to certain employees options to purchase shares in the Company.  Option awards vest over a period of three to four years and expire ten years from the date of grant.  Generally, options granted under the stock option plan are granted at exercise prices at least equal to the fair value of the Company’s stock at the date of grant.

The following table summarizes stock option activity for options granted by the Company to the its employees:

	Number of options	Weighted average exercise price
Balance at January 1, 2001	15,000	€2.36
Granted	94,000	3.27
Balance at December 31, 2001	109,000	€3.14

The following table summarizes information about stock options to purchase shares in the Company outstanding at December 31, 2001:

Exercise price	Outstanding options at December 31, 2001	Weighted average remaining contractual life (years)	Exercisable options
€2.36	15,000	2.00	5,000
€3.27	94,000	3.01	—
Total	109,000	2.87	5,000

The Company accounts for its employee stock options under the fair value method in accordance with Statement of Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”  The fair value of all options was estimated at the date of grant using the minimum value method with the following weighted average assumptions:

Risk-free interest rate	5.5%
Dividend yield	0%
Volatility	—
Expected life (years)	3

Application of the fair value method for options granted during the year did not result in significant compensation expense.

Warrants

In 2001, the Company issued warrants to acquire 156,250 shares of its common stock at an exercise price of €4.36.  The warrants are exercisable in 2005 and expire in 2011.  The Company determined the fair value of the warrants using the Black Scholes option pricing model.  The resulting charge to operations was not significant.  All warrants are outstanding at December 31, 2001.

Note 7.  Commitments

Total minimum payments under non-cancellable operating leases are as follows at December 31, 2001:

2002	€32,756
2003	88,475
2004	41,478
2005	16,684
2006	2,018
Thereafter	—

Rental expense was €113,518 for the year ended December 31, 2001.

Pursuant to a contribution agreement signed with Pijnenburg Custom Chip (“PCC”), a wholly owned subsidiary of the Parent, the Company is required to pay to PCC 70% of Pijnenburg Securealink B.V.’s net income before taxes and interest for the year ended December 31, 2002.  No amounts have been accrued as a liability at December 31, 2001 under this arrangement since no payments will be required to be made based upon the financial results of the Company for the year ended December 31, 2001.  In the event that Pijnenburg Securealink B.V. has a net loss before taxes and interest in 2002, no amount is due to PCC for that year.

Note 8.  Defined Contribution Plan

The Company maintains a voluntary defined contribution plan in The Netherlands whereby participants and the Company each contribute 50% of the annual premium.  Premiums are determined based on the participants’ age and salary and are adjusted annually.  Upon retirement, participants are entitled to receive the accumulated pension benefits.

During the year ended December 31, 2001, the Company’s contributions to the plan were €59,263.

Note 9. Income Taxes

At December 31, 2001, the Company has tax loss carry forwards of €1,702,000 and €1,252,000 in The Netherlands and United States, respectively.  The Company has evaluated evidence impacting the realizability of its deferred tax assets, which consist principally of tax loss carry forwards.  Management has concluded that it is more likely than not that the full benefits of these tax loss carry forwards will not be realized in the near term.  Accordingly, the Company recorded a valuation allowance equal to 100% of the net deferred tax asset balance at December 31, 2001.  The valuation allowance relates to net operating losses generated in 2001.

Note 10. Related party transactions

In August 2001, the Company entered into an agreement with a wholly owned subsidiary of the Parent for the delivery of certain products for €544,535.  At December 31, 2001, the product had been delivered and, accordingly, the revenue related to this transaction is included in net revenue.

At December 31, 2001, there are receivables due from the Parent and its affiliates totaling €924,572.  These receivables related to the transaction described above, and certain expenses paid by the Company on the Parent’s behalf.

At December 31, 2001, the Company has notes payable to its Parent and Chief Executive Officer of €894,515 and €43,845 respectively.  The notes bear an annual interest rate of 6% and are due on December 31, 2001.  As more fully described in Note 13, on January 2, 2002,  SafeNet, Inc. acquired all of the issued share capital of Pijnenburg Securealink, Inc.  In connection with the purchase agreement, the Company is not required to repay the amounts due to its Parent and Chief Executive Officer.

Note 11. Geographical Information

The following are revenues by geographic region:

Asia	€4,161,159
Europe	2,309,444
United States	986,395
Other	220,319
Total	€7,677,317

Note 12. Significant Customer

For the year ended December 31, 2001, one customer accounted for 52.4% of net revenues.

Note 13. Subsequent Event

On January 2, 2002, SafeNet, Inc., a Delaware corporation,  acquired all of the issued share capital of Pijnenburg Securealink, Inc.  The purchase price paid by SafeNet consisted of an aggregate of 575,000 shares of SafeNet common stock, $2,000,000 in cash and convertible promissory notes with an aggregate principal amount of $2,000,000.  The promissory notes have a three year term and an interest rate of 5% and are convertible into SafeNet common stock at a conversion price of $18.37 per share.

As described in Note 7, pursuant to a contribution agreement signed with Pijnenburg Custom Chips ("PCC"), a wholly owned subsidiary of the Parent, the Company is required to pay PCC 70% of Pijnenburg Securealink B.V.'s net income before taxes and interest for the year ended December 31, 2002. In connection with the acquisition agreement with SafeNet, Inc., the Parent has agreed to reimburse SafeNet any amount that is required to be paid under the provision.

In accordance with the purchase agreement, all outstanding options to purchase shares in the Parent and in the Company will be terminated.